EXECUTION VERSION

AMENDMENT NO. 1
to
CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of February 12, 2008 by and among JOHNSON OUTDOORS INC. (the “Borrower”), the  Lenders signatory hereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of October 7, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent.  Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, it is a condition to the extension of credit under that certain Credit Agreement dated as of February 12, 2008, by and among Johnson Outdoors Inc., as borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Term Credit Agreement”) that the Credit Agreement is amended; and

WHEREAS, the Borrower, the Required Lenders and the Administrative Agent desire to enter into this Amendment on the terms and conditions set forth herein and to amend the Credit Agreement in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement:

1.           Amendments to the Credit Agreement.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to insert the following new definitions thereto in the appropriate alphabetical order as follows:

“2008 Restructuring” means the formation by the Borrower of new, wholly-owned Subsidiaries and the transfer by the Borrower of all or substantially all of its operating assets to such new Subsidiaries on a basis satisfactory to the Administrative Agent.

“Electronic Delivery” has the meaning set forth in Section 5.01(a).

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Material Foreign Subsidiary” means a Foreign Subsidiary that generates EBITDA on a consolidated basis calculated for such Foreign Subsidiary and its subsidiaries greater than or equal to 10% of Consolidated EBITDA.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“Pledge Agreements” means those certain pledge agreements, share mortgages, charges and comparable instruments and documents from time to time executed pursuant to the terms of the Term Credit Agreement in favor of the “Administrative Agent” for the benefit of the “Secured Parties” thereunder and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties” means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loan, (ii) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Obligations entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Term Credit Agreement” means that certain Credit Agreement dated as of February 12, 2008, by and among Johnson Outdoors Inc., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent thereunder.

(b)           The definition of “Affiliate” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Affiliate” means, in the case of an affiliate of the Borrower, a Person that directly, or indirectly through one or more intermediaries, is Controlled by the Borrower and, in the case of an affiliate of the Administrative Agent or any Lender, a Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(c)           The definition of “Change of Control” appearing in Section 1.01 of the Credit Agreement is amended to (1) insert the phrase “other than the Johnson Family” after the parenthetical in clause (b) thereof and at the end of clause (d), and (2) to insert the phrase “including, without limitation, pursuant to Section 6.05,” immediately after the phrase “except as expressly permitted under the terms of this Agreement,” in  clause (e) thereof.

(d)           The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, and (vi) non-cash losses incurred as a result of the treatment of the Escape electric boat product line as a discontinued operation and the related impairment charges in respect of the inventory and fixed assets of such product line minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

(e)           The definition of “Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is amended (1) to delete the word “cash” in clause (a) of clause (ii) thereof and replace it with the word “Consolidated” and (2) to add the clause “or consented to by the Required Lenders” after the reference to Section 6.04 and the reference to Section 6.05 in the proviso thereto.

(f)           The definition of “Investment” appearing in Section 1.01 of the Credit Agreement is amended (1) to add the words “or agents” after the word “employees” in the second line thereof and (2) to add the phrase “and shall include any Acquisition” at the end thereof.

(g)           The definition of “Johnson Family” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Johnson Family” shall mean at any time, collectively, the estate of Samuel C. Johnson, the widow of Samuel C. Johnson and the children and grandchildren of Samuel C. Johnson, the executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

(h)           The definition of “Leverage Ratio” appearing in Section 1.01 of the Credit Agreement is amended to add the clause “or consented to by the Required Lenders” after the reference to Section 6.04 and the reference to Section 6.05 in the proviso thereto.

(i)           The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the words “of the DOW Jones Market Service” in the first sentence thereof and to insert the phrase “Reuters British Banking Association Libor Rates” immediately before the phrase “Page 3750”.

(j)           The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Permitted Acquisition” means any Acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of (i) all or substantially all the assets of a Person or a division or line of business of a Person, or (ii) all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) all actions required to be taken with respect to any acquired or newly formed Subsidiary under Sections 5.09 and 5.10 shall have been taken, (c) the aggregate consideration paid in respect of such Acquisition, including the incurrence or assumption of any Indebtedness in connection therewith, shall not exceed an amount equal to $15,000,000 when aggregated together with the consideration paid in respect of all other Permitted Acquisitions consummated subsequent to the date hereof and prior to the Maturity Date, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such Acquisition (including pro forma adjustments arising out of events which are directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC), with the covenants contained in Section 6.13 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such Acquisition exceeds $5,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, to such effect, together with all relevant financial information requested by the Administrative Agent and (e) in the case of an Acquisition or merger involving the Borrower, the Borrower is the surviving entity of such merger and/or consolidation.

(k)           The definition of “Permitted Investments” appearing in Section 1.01 of the Credit Agreement is amended (1) to add the words “and demand” immediately before the phrase “and money market deposit accounts” in clause (c) thereof, and (2) to restate in its entirety clause (e) thereof to read as follows:

(e)  money market funds that (i) in the case of a money market fund subject to regulation by the SEC, complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) in the case of any other money market fund, complies with all applicable legal requirements of the appropriate Governmental Authority, (iii) are rated AAA by S&P and Aaa by Moody’s and (iv) have portfolio assets of at least $5,000,000,000; and

(l)           The definition of “Permitted Investments” appearing in Section 1.01 of the Credit Agreement is amended to add a new clause (f) thereto as follows:

 (f)           investments by Foreign Subsidiaries in financial institutions located outside the United States that are rated at least A by S&P and A2 by Moody’s.

(m)           Section 2.13 of the Credit Agreement is amended to delete the address stated in clause (ii) in the third sentence thereof and replace it with “10 South Dearborn Street, Suite IL1-0010, Chicago, Illinois 60603”.

(n)           Section 3.01 of the Credit Agreement is amended (1) to insert the words “current or” immediately before the phrase “good standing under the laws” in the first sentence thereof, (2) to insert the phrase “, other than Liens created under the Pledge Agreements” at the end of the second sentence thereof, and (3) to insert the phrase “, except for the issuance of Equity Interests in the Borrower to members of management or other employees” at the end of the third sentence thereof.

(o)           Section 3.03 of the Credit Agreement is amended to insert the phrase “, other than Liens created under the Pledge Agreements” at the end of clause (d) thereof.

(p)           Section 4.01 of the Credit Agreement is amended to insert the words “current or” immediately before the phrase “good standing under the laws” in clause (d) thereof.

(q)           Section 5.01 is amended to add the following phrase at the end of clause (a) thereof:

“; provided that the delivery within the time period specified above of the Borrower’s Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(a), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-K if it shall have timely made such Form 10-K available on the “EDGAR” online service provided by the SEC and on its home page on the worldwide web (at the date of this Agreement located at: http://www.edgar-online.com) and shall have given each Lender prior notice of such availability on EDGAR and on its home page in connection with such delivery (such availability and notice thereof being referred to as “Electronic Delivery”)”

(r)           Section 5.01 is amended to add the following phrase at the end of clause (b) thereof:

“; provided that delivery within the time period specified above of copies of the Borrower’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(b), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made Electronic Delivery thereof”

(s)           Section 5.01 is amended to add the phrase “(and in the case of Electronic Delivery of such financial statements, concurrently with the notice of the Lenders of such Electronic Delivery)” immediately after the phrase “under clause (a) or (b) above” in clause (c) thereof.

(t)           Section 5.01 is amended to add the following phrase immediately prior to the word “and” at the end of clause (d) thereof:

“provided that Electronic Delivery of Forms 10-K and 10-Q shall be deemed to satisfy the Borrower’s obligations to provide such Forms under this subsection;”

(u)           Section 5.02 of the Credit Agreement is amended (1) to delete the word “Affiliate” and replace it with the word “Subsidiary”, and (2) to delete the phrase “if adversely determined” in clause (b) thereof.

(v)           Article 5 is amended to add a new Section 5.10 thereto as follows:

SECTION 5.10. Pledge Agreements.  Effective upon the termination of the Note Agreement dated as of December 13, 2001 pursuant to which the Borrower issued notes due December 13, 2008, the Borrower shall pledge to the Administrative Agent for the benefit of the Secured Parties pursuant to a Pledge Agreement governed by Illinois law with respect to 65% of all of the outstanding Equity Interests of any First Tier Foreign Subsidiary that is a Material Foreign Subsidiary; provided that no such pledge of the Equity Interests of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge (i) is prohibited by applicable law or (ii) the Administrative Agent and its counsel reasonably determine that, in light of the cost and expense associated therewith, such pledge would not provide material support for the benefit of the Secured Parties pursuant to legally binding, valid and enforceable Pledge Agreements.  The Borrower further agrees to deliver to the Administrative Agent all such Pledge Agreements, together with appropriate corporate resolutions and other documentation (including legal opinions, the stock certificates representing the Equity Interests subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Administrative Agent, and in a manner that the Administrative Agent shall be reasonably satisfied that it has a first priority perfected pledge of or charge over the Pledged Equity related thereto.

(w)           Section 6.01 of the Credit Agreement is amended to add a new clause (k) thereto as follows:

(k)  Indebtedness incurred pursuant to the Term Credit Agreement.

(x)           Section 6.02 of the Credit Agreement is amended (1) to insert the phrase “and Liens created under the Pledge Agreements” at the end of clause (a) thereof, and (2) to add a new clause (g) thereto as follows:

(g)  the sale of receivables provided the aggregate book value of such receivables does not exceed $100,000.

(y)           Section 6.03 of the Credit Agreement is amended to add, immediately before the proviso at the end thereof, new clauses (v) and (vi) as follows:

“(v) the Borrower may effect the 2008 Restructuring and (vi) the Borrower or any Subsidiary may sell all of the Equity Interest of a Subsidiary, and a Subsidiary may sell, lease, transfer or otherwise dispose of assets, if permitted under Section 6.05”

(z)           Section 6.04 of the Credit Agreement is amended to delete the language now contained in clause (c) and to substitute the following therefor:

(c) investments by the Borrower in the capital stock of its Subsidiaries; provided that any Investments made by the Borrower after the date of the Term Credit Agreement in the capital stock of a Subsidiary which is not a Loan Party shall comply with the proviso to Section 6.04(d);

(aa)           Section 6.04 of the Credit Agreement is amended to delete the language now contained in clause (m) and to substitute the following therefor:

(m)  Investments resulting from the 2008 Restructuring provided that the Subsidiaries created to effect the 2008 Restructuring execute and deliver the Subsidiary Guaranty and related documents in accordance with Section 5.09 prior to the effective date of the asset transfers to such Subsidiaries; and

(bb)           Section 6.04 is amended to add the words “and (c)” immediately before the phrase “through (m) above” in clause (n) thereof.

(cc)           Section 6.05(d) is amended and restated in its entirety as follows:

(d)  sales, transfers and dispositions of investments permitted by clauses (a), (g), (h), (i), (k) and (l) of Section 6.04;

(dd)           Section 6.05(g) is amended to delete the phrase “assets that comprised” and to substitute therefor the phrase “in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income” in clauses (iv)(1)(y) and (iv)(2)(y) thereof.

(ee)           Section 6.05(g) is amended to insert the phrase “in the case of the sale, transfer or other disposition of assets comprising a business line of the Borrower or a Subsidiary, such business line generated net income” in both of the clauses (2) in clause (v) thereof.

(ff)           Section 6.05 is amended to insert the phrase “or as a trade-in for replacement property” at the end of the proviso appearing after clause (g) thereof.

(gg)           Section 6.08 of the Credit Agreement is amended to delete the language now contained in clause (d) thereof and to substitute the following therefor:

“so long as no Default has occurred and is continuing or would arise after giving effect thereto, the Borrower may redeem, repurchase, acquire or retire an amount of its capital stock and declare and pay dividends in the ordinary course of business during the period from and after September 28, 2007 to and including the Maturity Date up to an amount, in the aggregate for such period, equal to $5,000,000 plus fifty percent (50%) of Consolidated Net Income earned in each fiscal year commencing with the fiscal year ending September 29, 2008.”

(hh)           Section 6.13 of the Credit Agreement is amended to delete the language now contained in clauses (a) and (c) thereof and to substitute the following therefor:

(a)  Minimum Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters ending before March 31, 2008 for the period of four (4) consecutive fiscal quarters then ending, calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 2.0 to 1.0, or for each of its fiscal quarters ending on and after March 31, 2008, for the period of four (4) consecutive fiscal quarters then ending, calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 2.25 to 1.0.

(c)  Maintenance of Net Worth.   The Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (i) $153,314,000, plus (ii) 50% of positive Consolidated Net Income earned in each fiscal year, commencing with the fiscal year ending on September 29, 2008, plus (iii) 75% of the net cash proceeds resulting from any issuance of capital stock by the Borrower.

(ii)           Article VII is amended to restate in its entirety clause (d)(i) thereof as follows:

(d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08, 5.09 or in Article VI or

(jj)           Section 9.01 of the Credit Agreement is amended to restate in their entirety clauses (i) and (ii) of clause (a) thereof as follows:

(i)  if to the Borrower, to it at 555 Main Street, Suite 023, Racine, Wisconsin  53403, Attention: Treasury Department (Facsimile No. 262-631-6608) with a copy to the Borrower at 555 Main Street, Suite 023, Racine, Wisconsin 53403, Attention: General Counsel (Facsimile No. 262-631-6610);

(ii)  if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Operations, 10 S. Dearborn Street, Suite IL1-0010, Chicago, IL 60603, Attention of Edna Guerra (Facsimile No. (312) 732-4864 and e-mail edna.guerra@jpmchase.com) with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Chicago, IL 60603, Attention of Nathan Bloch (Facsimile No. (312) 325-3060 and e-mail address nathan.bloch@jpmorgan.com); and

2.           Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the condition precedent that the Administrative Agent shall have received the following documents:

(i)	duly executed originals of this Amendment from each of the Borrower, the Required Lenders and the Administrative Agent; and

(ii)	duly executed originals of the Term Credit Agreement from each of the parties thereto; and

(ii)	duly executed originals of a Consent and Reaffirmation in the form of Exhibit A attached hereto from each Subsidiary Guarantor.

3.           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

(b)           Upon the effectiveness of this Amendment and after giving effect hereto, (i) the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties (other than covenants, representations and warranties that are expressly made as of a specific date) shall be deemed to have been remade as of the effective date of this Amendment and (ii) no Default has occurred and is continuing.

4.           Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement or in any other Credit Document (including any reference therein to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.           Costs and Expenses.  The Borrower agrees to pay all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, arrangement, execution and enforcement of this Amendment.

6.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

7.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.           Counterparts.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A signature page sent to the Administrative Agent or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JOHNSON OUTDOORS INC.

By	/s/ David W. Johnson
Name: David W. Johnson
Title: V.P. & CFO

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Sabir A. Hashmy
Name: Sabir A. Hashmy
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

M&I MARSHALL & ILSLEY BANK,
as a Lender

By	/s/ Ronald J. Carey
Name: Ronald J. Carey
Title: Vice President

By	/s/ James R. Miller
Name: James R. Miller
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By	/s/ Paul J. Hennessy
Name: Paul J. Hennessy
Title: Vice President

Signature Page to
Amendment to Credit Agreement
Johnson Outdoors Inc.

EXHIBIT A

Consent and Reaffirmation re. Loan Documents

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment to that certain Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Johnson Outdoors Inc. (the “Borrower”), the  Lenders signatory thereto and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of October 7, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment is dated as of February 12, 2008 and is by and among the Borrower, the Lenders listed on the signature pages thereof, the Administrative Agent and the Collateral Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated February 12, 2008
[Signature Pages Follow]

EX-A

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

OLD TOWN CANOE COMPANY, as Guarantor

By:	/s/ Derek Coffie
Name: Derek Coffie
Title: Secretary and Treasurer

LEISURE LIFE LIMITED, as Guarantor

By:	/s/ Derek Coffie
Name: Derek Coffie
Title: Secretary and Treasurer

TECHSONIC INDUSTRIES, INC. , as Guarantor

By:	/s/ Derek Coffie
Name: Derek Coffie
Title: Secretary and Treasurer

UNDER SEA INDUSTRIES, INC. , as Guarantor

By:	/s/ Derek Coffie
Name: Derek Coffie
Title: Secretary and Treasurer

 Signature Page to
Consent and Reaffirmation
Johnson Outdoors Inc.